      As filed with the Securities and Exchange Commission on May 9, 2000
                                              Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                         SPINNAKER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            76-0560101
         (State or other jurisdiction              (I.R.S. Employer
         of incorporation or organization)        Identification Number)

                          1200 SMITH STREET, SUITE 800
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                             ______________________

                           1999 STOCK INCENTIVE PLAN
                           ADJUNCT STOCK OPTION PLAN
                           (Full title of the plans)

                               JAMES M. ALEXANDER
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         SPINNAKER EXPLORATION COMPANY
                          1200 SMITH STREET, SUITE 800
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 759-1770
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Scott N. Wulfe
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                           Houston, Texas  77002-6760
                                 (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
         TITLE OF SECURITIES               AMOUNT TO BE      PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
           TO BE REGISTERED               REGISTERED (1)      OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                                                               PER SHARE (2)           PRICE              FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.........   1,300,000 shares          $16.36           $21,273,995         $5,617
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.........    21,920 shares            $ 2.50           $    54,800         $   15
==================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Specifically, the offering price per share is based on the price at which the options may be exercised for those options granted and the average of the high and low prices as reported by Nasdaq for those options not yet granted.

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

  The following are incorporated by reference and made a part of this prospectus: (i) our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on March 3, 2000, which contains audited financial statements for the fiscal year ended December 31, 1999, and (ii) the Description of our Capital Stock contained in our registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act and declared effective on September 28, 1999, including any amendments or reports filed for the purpose of updating such description.

  All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

  Our Certificate of Incorporation, as amended, a copy of which is filed as
Exhibit 3.1 to our registration statement on Form S-1 (No. 333-83093), provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except for liability to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the Delaware General Corporation Law ("DGCL") or (4) for any transaction from which the director derived an improper personal benefit. Article VI of our Restated Bylaws, a copy of which is filed as Exhibit 3.2 to our registration statement on Form S-1 (No. 333-83093), provides that all current and former officers and directors shall be indemnified to the fullest extent permitted by law.

  Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of that corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if that person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 145 of the DGCL also empowers us to purchase and maintain insurance on behalf of any person who is or was an officer or director of us against liability asserted against or incurred by him in any such capacity, whether or not we would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

  In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms.

  Howard H. Newman and Jeffrey A. Harris, each directors of Spinnaker and Managing Directors and members of E.M. Warburg, Pincus & Co., LLC and general partners of Warburg, Pincus & Co., are indemnified by affiliates of E.M. Warburg, Pincus & Co., LLC and Warburg, Pincus & Co. against certain liabilities that they may incur as a result of their serving as our directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

  Not applicable.

ITEM 8.  EXHIBITS.
         --------

  Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

     3.1 Certificate of Incorporation of Spinnaker Exploration Company, as amended (filed with the Commission as Exhibit 3.1 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

     3.2 Restated Bylaws of Spinnaker Exploration Company (filed with the Commission as Exhibit 3.2 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

     4.1  Specimen Common Stock certificate (filed with the Commission as
          Exhibit 4.1 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

     4.2 1999 Stock Incentive Plan (filed with the Commission as Exhibit 10.10 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

     4.3  Adjunct Stock Option Plan

     5.1  Opinion of Vinson & Elkins L.L.P.

     23.1 Consent of Arthur Andersen LLP

     23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

     24.1 Powers of Attorney (included on the signature page to this registration statement)


                                  UNDERTAKINGS

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of May, 2000.


                                    By:  /s/ JAMES M. ALEXANDER
                                         ----------------------
                                         James M. Alexander
                                         Vice President, Chief Financial Officer
                                         and Secretary

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Jarvis and James M. Alexander or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 9th day of May, 2000.

                  SIGNATURE                                           TITLE
                  ---------                                           -----

               /s/ ROGER L. JARVIS               Chairman, President and
----------------------------------------------   Chief Executive Officer and Director
               Roger L. Jarvis                   (Principal Executive Officer)

               /s/ JAMES M. ALEXANDER
----------------------------------------------   Vice President, Chief Financial Officer and
               James M. Alexander                Secretary (Principal Financial Officer)

               /s/ JEFFREY C. ZARUBA
----------------------------------------------   Treasurer (Principal Accounting Officer)
               Jeffrey C. Zaruba

               /s/ BJARTE BRUHEIM
----------------------------------------------   Director
               Bjarte Bruheim

               /s/ SHELDON R. ERIKSON
----------------------------------------------   Director
               Sheldon R. Erikson

               /s/ JEFFREY A. HARRIS
----------------------------------------------   Director
               Jeffrey A. Harris

               /s/ MICHAEL E. MCMAHON
----------------------------------------------   Director
               Michael E. McMahon

               /s/ REIDAR MICHAELSEN
----------------------------------------------   Director
               Reidar Michaelsen

               /s/ HOWARD H. NEWMAN
----------------------------------------------   Director
               Howard H. Newman

                               INDEX TO EXHIBITS


3.1 Certificate of Incorporation of Spinnaker Exploration Company, as amended (filed with the Commission as Exhibit 3.1 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

3.2 Restated Bylaws of Spinnaker Exploration Company (filed with the Commission as Exhibit 3.2 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

4.1 Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

4.2 1999 Stock Incentive Plan (filed with the Commission as Exhibit 10.10 to our registration statement on Form S-1 (No. 333-83093) and incorporated herein by reference)

4.3  Adjunct Stock Option Plan

5.1  Opinion of Vinson & Elkins L.L.P.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1 Powers of Attorney (included on the signature page to this registration statement)